UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10355 Science Center Drive, Suite 150
San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 23, 2022, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”) providing for the private placement (the “Private Placement”) to the Purchasers of an aggregate of 2,184,950 units (collectively, the “Units”), each Unit consisting of (i) one share of the Company’s common stock, par value $0.005 per share (“Common Stock”) and (ii) two warrants, each exercisable to purchase one share of Common Stock (the “Warrants”), for an aggregate purchase price of approximately $7.7 million, consisting of $3.53 per Unit (inclusive of $0.125 per Warrant). The closing of the Private Placement occurred on December 2, 2022 (the “Closing Date”).

Each Warrant has an exercise price of $3.28 per share, becomes exercisable six months following the Closing Date, expires five-and-one-half years following the Closing Date and is subject to customary adjustments. The Warrants purchased by certain of the Purchasers contain a provision pursuant to which such Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof would exceed 4.99% immediately after exercise thereof, subject to increase to 9.99% at the option of the holder.

The Company intends to use the net proceeds from the Private Placement for general working capital purposes.

Mr. Charles Cherington, Chairman of the Company’s Board of Directors, and Mr. Nicholas Singer, a director of the Company, participated in the Private Placement on the same terms and subject to the same conditions as all other Purchasers.

Pursuant to the Purchase Agreement, on the Closing Date, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company has agreed to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission no later than 30 days following the date on which the Company becomes eligible to use Form S-3 to register the resale of the shares of Common Stock included in the Units and the shares of Common Stock issuable upon exercise of the Warrants.

The foregoing description of the Warrants and the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Warrant.
10.2	Registration Rights Agreement, dated as of December 2, 2022, by and among Eterna Therapeutics Inc. and the purchasers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: December 5, 2022	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer